LEASE AGREEMENT

     Lease Agreement made this first day of September, 1994, between JONSTAR REALTY CORPORATION (hereinafter referred to as "Landlord") and SPAULDING COMPANY, INC. (hereinafter referred to as "Tenant").

     1. PREMISES: The Landlord hereby leases to the Tenant 4800 square feet of space located in the "office building" at 1075 Southbridge Street, Worcester, Massachusetts. The 4800 square feet are in the front portion of the building and said space is further identified by a diagram attached hereto and incorporated herein by reference which shows the location of the demised premises in the building. The Tenant shall have, as appurtenant to the Premises, the non-exclusive right and easement to use in common with others entitled thereto:
(1) common walkways, driveways, lobbies, halls, ramps in the office area and stairways; (2) the parking facility, as provided in Section 14 of this Lease;
(3) pipes, ducts, conduits, wires, utility lines, sewerage system and appurtenant equipment serving the Premises; and (4) the common toilets adjacent to the premises and shown on the attached diagram. The Landlord shall not alter any common areas so as to interfere with the Tenant's use of the Premises.

     2. TENANT'S ACCEPTANCE OF PROPERTY: At the commencement of the term, the Tenant shall accept the building, improvements and any equipment on or in the leased property in their condition as of the date of this Lease.

     3. TERM: The term of this Lease shall be for three (3) years commencing on September 1, 1994 and ending August 30, 1997, both dates inclusive, unless sooner terminated as herein provided.

     4. RENT: For the three (3) years of the Lease the Tenant shall pay to the Landlord as rent the sum of $25,920.00 annually payable in monthly installments of $2,160.00, in advance, on the first day of each month throughout the term of the Lease beginning September 1, 1994. In year (2) of this Lease the Tenant shall pay an increase based on the CPI as described in section #6 of this Lease.

     5. TAXES: COVENANT TO PAY TAXES AND ASSESSMENTS. The Landlord shall pay all taxes, real estate, general or special, all public rates, dues and special assessments of every kind which shall become due and payable or which are to be assessed against or levied upon said real estate or improvements thereon during the term of this Lease.

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


     In addition to the base rent as provided for in paragraph 4, the Tenant shall pay during the term of this Lease, an amount equal to 2.6 per cent of the real estate taxes and 2.6 per cent of any new assessment levied upon the land and buildings of which the Demised Premises are a part. With each monthly rental payment the Tenant shall pay one-twelfth (1/12) of its 2.6 per cent share of the assessed real estate taxes. In no event, however, shall the tenant's annual obligation for taxes during the term of this Lease increase by more than one cent per square foot per year. At any time a new tax rate and/or a new evaluation is set resulting in a change in the taxes, the Landlord shall notify the Tenant of any increase or decrease in taxes. If the taxes are increased, then the Tenant shall pay its proportionate share in a lump sum from September 1st and then shall pay its proportionate share with the monthly payments as outlined above. Said lump sum shall be paid within thirty (30) days after the Tenant receives written notice of the amount from the Landlord. In the event that the taxes are decreased, then the Tenant shall take a credit off its monthly rental payments.

     Promptly after the receipt by the Landlord of the bill for taxes assessed on the taxable area of which the Demised Premises are a part, the Landlord shall advise the Tenant of the amount thereof and furnish the computation of the Tenant's lump sum and pro rata share together with a copy of the tax bill

     6. OPTION TO RENEW: The Tenant shall, provided it is not in default in any of the terms and conditions of this Lease, have the option to renew this Lease for an additional period of three (3) years from September 1, 1997, ending August 31, 2000, upon the same terms and conditions in this Lease except the annual base rental for the Demised Premises shall be calculated as follows, and provided that Tenant shall give Landlord notice in writing of its intention to exercise such option, no later than ninety (90) days prior to the expiration of this Lease.

     A. For the extended term of the Lease commencing September 1, 1997 the base annual rent which the Tenant shall pay shall be equal to the base annual rent for the year Sept 96 through August 1997 plus any increase as determined in accordance with the provisions (B) of this article.

     B(1). As promptly as practical after the end of the initial three year term of this Lease, the Landlord shall compute the increase, if any, in the cost of living for the preceding three year period based upon the "Revised Consumers Price Index- Cities (1967=100)", the Index published by the Bureau of Labor Statistics of the United States Department of Labor.


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     B(2). The Index number indicated in the column for the City of Boston, entitled "all items" for the month of September, 1996, shall be the "base Index number" and the corresponding Index number for the month of August, 1997 shall be the "current Index number".

     B(3). The current Index number shall be divided by the base Index number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percentage of increase in the cost of living.

     B(4). The percentage of increase multiplied by the 97=98 annual rent shall be the increase required to be determined by subdivision (A) of this clause and this increase shall be added to the base rent to determine the new rent. In no event shall the annual rent during the option period be less than the beginning base rent. In any one year the increase shall not exceed 3%.

     7. COVENANT TO KEEP THE LEASED PREMISES INSURED: Tenant agrees to save harmless and indemnify from Landlord from all claims or damage to or of any person or property while on the Demised Premises (unless arising from any omission, fault or negligence of Landlord) and from all claims or damage to or of any person or property anywhere on Landlord's Land or the Parking Area which may be occasioned by any omission, fault, neglect or other misconduct of Tenant. Tenant agrees to maintain in responsible companies qualified to do business in Massachusetts and in good standing therein insuring Landlord as well as Tenant against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises comprehensive general liability with single limit of not less than Five Hundred Thousand ($500,000.00) Dollars and property damage insurance with limits of not less than Five Hundred Thousand ($500,000.00) Dollars and workmen's compensation insurance with statutory limits covering all of the Tenant's employees working in the Demised Premises; and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be cancelled until after ten (10) days' written notice to Landlord. Landlord shall be named in the insurance policy as the Loss Payee for damages to the Demised Premises.

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     Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies (even though extra premium may result therefrom), the Landlord and the Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such extra premium. Each party shall obtain endorsements to all insurance policies obtained pursuant to this Lease reflecting this non-subrogation agreement and shall provide copies of such endorsements to the other party. If, at the request of one party, this release and non-subrogation provision is waived then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

     The landlord shall procure, keep in force, and pay for a policy of insurance upon the building and its fixtures and other equipment insuring against all risks of physical loss or damage under special extended coverage endorsements in use by the Insurance Service Office of Massachusetts and in any event in an amount at least equal to the full replacement value of the property insured, subject to appropriate coinsurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against, and to supply to the tenant from time to time certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent.

     8. PROHIBITION AGAINST UNLAWFUL, DISREPUTABLE OR EXTRA HAZARDOUS USE-ENFORCEMENT AGAINST SUBTENANTS: The Tenant may use and occupy the leased property for any lawful purposes, except that the Tenant shall not use or occupy nor permit the leased property or any part thereof to be used or occupied for any unlawful business, use or purpose, nor for any business use, or purpose or in any manner which is in violation of any present or future governmental laws, regulations or codes.

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


     The Tenant shall promptly after the discovery of any such unlawful, disreputable or extra hazardous use take all necessary steps to compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such unlawful, disreputable or extra hazardous use. The Tenant shall indemnify the Landlord against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims and demands, including reasonable counsel fees, arising out of any violations of or default in these covenants.

     9. COVENANT OF QUIET ENJOYMENT: The Tenant, upon payment of the rent herein set forth and upon the performance of all the terms of this Lease, shall at all times during the term peaceably and quietly enjoy the leased property without any disturbance from the Landlord or from any other person claiming through, by or under the Landlord. The foregoing covenant of quiet enjoyment is in addition to and not in lieu of the tenant's rights of quiet enjoyment under common law.

     10. CONSTRUCTION: Tenant may make changes within the Demised Premises in plumbing, electrical, erecting or removing partitions, etc., after receiving prior written approval of the Landlord. Said approval shall not be unreasonably withheld. All expenditures for said changes shall be paid by Tenant.

     11. UTILITIES AND MAINTENANCE: The Landlord shall maintain and furnish the proper heating equipment and system to provide heat to the leased premises at a temperature which is usual and customary for the operation in a comfortable manner of the Tenant's business. In addition to the base rent as provided in Paragraph 4, the Tenant shall pay during the term of this Lease 66.6 per cent of the cost to heat the office portion of the building.

     With the exception of electricity and heat, the Tenant shall pay for all utilities it uses or consumes in the leased premises directly to the authority charged with the collection thereof. For the purposes of this Lease Agreement, water and sewer shall not be considered a utility.

     The Tenant shall have the exclusive use of an air conditioner. The electricity to operate the air conditioning apparatus shall be separately metered and the Tenant shall pay the Landlord directly, at Mass. Electric's rate which the Tenant would otherwise pay, for said usage. The Landlord shall install a meter to monitor the electricity used by the Tenant in addition to that which is consumed in operating the air conditioning apparatus, and the Tenant shall pay the Landlord directly, at Mass. Electric's rate which Tenant would otherwise pay, for usage. The Tenant shall pay its share of electricity within thirty (30) days of receipt of a bill for same from Landlord, which bill shall include a copy of the bill received by the landlord from the authority in charge of collecting for such usage.

     The Landlord shall be responsible for snow removal from the driveway and parking areas now in existence or contemplated by this Lease.

     The Landlord shall maintain the present sprinkler system in good repair and condition.

     Tenant may place a metal rubbish container on the Northerly side of the building and such container may be emptied and serviced as necessary.

     Janitorial services required in the common areas of the building are the responsibility of Tenant. These costs will be shared on a proportional basis with any and all future tenants of the office area that includes the Spaulding space. Common areas is only meant to reference areas internal to the building.

     12. LANDLORD'S CONSENT REQUIRED TO ASSIGN OR SUBLET: The Tenant shall not assign or sublet the Lease nor sublet or permit the leased property or any part thereof to be used by others, without the prior written consent of the Landlord in each instance. Said permission and consent shall not be unreasonably denied. If this Lease is assigned by the Tenant, or if the leased property or any part thereof is sublet by the Tenant or occupied by anybody other than the Tenant, the Landlord may, after default by the Tenant, collect rent from the assignee, subtenant or occupant and apply same to the rent herein reserved. No such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of the Tenant from the further performance by the Tenant of the covenants of this Lease. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting.

     13. LANDLORD'S RIGHT TO ENTER: To permit Landlord and its agents to examine the Demised Premises at reasonable times and to show the Demised Premises to prospective purchasers, lenders and tenants, and to permit Landlord and its agents to enter the Demised Premises to make such repairs and replacements as Landlord is required, or may elect, to make. The Landlord's right to enter for the purpose of showing prospective tenants the premises is limited to the final year of the Lease, or the option period if applicable. The Landlord will provide prior notification thirty-six hours before any entry, and will restrict such entry to regular business hours.

     14. PARKING SPACES: In addition to the parking space located on the northerly side of the building mentioned in Paragraph 1 of this Lease Agreement, Landlord grants to Tenant the right to use sufficient parking for all of its employees working at the premises, which may vary from time to time, on the southerly side (Auburn) of the building. The use of the parking facilities shall at all times be subject to such reasonable rules and regulations as the Landlord may promulgate uniformly for all the Landlord's tenants. The Landlord reserves the right to alter or vary the size and location of the parking area provided that at all times the Tenant shall have sufficient parking for all of its employees working at the Premises, which may vary from time to time. The Tenant shall always be provided one parking space in the front (south side) of the building, available for visitor use.

     15. TRASH REMOVAL: Tenant shall keep and maintain the Demised Premises and other areas adjacent to the Demised Premises clean and free from rubbish, trash and garbage, store all trash within the Demised Premises or the rubbish container adjacent to the building provided for in Section 11 of this Lease, and be responsible for regular removal of same.

     16. FIRE OR OTHER CASUALTY:

A. DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE."

     The term "substantial damage" as used herein, shall refer to damage which is of such a character that the same cannot, in the opinion of a licensed certified architect, be reasonably expected to be repaired within fourty-five
(45) days from the time that such work would commence. Any damage which is not "substantial damage" is "partial damage."

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


B. PARTIAL DAMAGE TO THE BUILDING.

     If during the Lease Term there shall be partial damage to the Building by fire or other casualty, the Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage and shall diligently pursue such restoration.

C. SUBSTANTIAL DAMAGE TO THE BUILDING.

     If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall unreasonably interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly and diligently proceed to restore, or cause to be restored, the Building to substantially the same condition in which it was immediately prior to the occurrence of such damage, unless the Landlord or the Tenant, within thirty (30) days after the occurrence of such damage, shall give notice to the other party of its election to terminate this Lease. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

D. SUBSTANTIAL DAMAGE TO THE PREMISES

     If during the Lease Term there shall be substantial damage to the Premises by fire or other casualty, then Tenant may elect to terminate this Lease by written notice of such election to the Landlord within thirty (30) days after the occurrence of such damage. If such notice shall be given, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

E. ABATEMENT OF RENT.

     If during the Lease Term the Building or the Premises shall be damaged by fire or other casualty and if such damage shall interfere with the Tenant's use of the Premises as contemplated by this Lease, the Rent and all other charges payable hereunder, or a fair and just proportion thereof, according to the nature and extent of such loss of use, shall be suspended or abated until the building or the Premises, as the case may be, are restored as provided in this provision.

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


     17. EMINENT DOMAIN:

A. RIGHTS OF TERMINATION FOR TAKING.

     If the Building, the Land or a portion thereof shall be taken by condemnation or right of eminent domain (including a temporary taking) and if such taking shall be such as in the ordinary course would interfere with the Tenant's use of the Premises for the purpose leases hereunder (including, without limitation, interference with the use of Tenant's parking spaces), the Tenant shall have the right to terminate this Lease by notice to the Landlord of its desire to do so, provided that such notice is given not later than thirty
(30) days after the effective date of such taking.

     Should any part of the Building, the Land or any portion thereof be so taken and should this Lease not be terminated in accordance with the foregoing provisions, the Landlord shall with all reasonable diligence, restore the Building to an architectural unit that is reasonably suitable to the uses of the Tenant and to the extent applicable, provide replacement parking facilities substantially equal in size and, to the extent possible, accessibility, to those parking facilities taken. If the Landlord shall not have completed such restoration work to the extent necessary to enable the Tenant to use the Premises for the purposes and in the manner contemplated by this Lease by the expiration of ninety (90) days after the effective date of such taking, then the Tenant may terminate this Lease by notice to the Landlord with the same force and effect as if such date were the date originally established as the expiration date hereof.

B. ABATEMENT OF RENT.

     In the event of a taking described in Section 17(A), the Rent and all other charges payable hereunder, or a fair and just proportion thereof according to the nature and extent of the Tenant's loss of use shall be suspended or abated until the Premises are restored as provided in this provision.

C. AWARD.

     The Landlord shall have the right to recover for damages to the Building and the Land and the Leasehold interest hereby created, and to compensation accrued or hereafter to accrue by such taking. Nothing contained herein, however, shall be construed to prevent the Tenant from prosecuting in any condemnation proceeding a claim for the value of the Tenant's trade fixtures and for relocation expenses.

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     18. SUBORDINATION: The Tenant agrees that upon request of the Landlord, or the holder of the Landlord's interest, the Tenant will subordinate this Lease to any mortgage now or hereafter placed against the land or building of which the Demised Premises are a part. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any document that Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact to execute any such document or documents for and on behalf of Tenant.

     19. DEFAULT: In the event that during the term of this Lease (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding, in law or in equity or before any administrative tribunal, which has prevented or might prevent compliance by Tenant with the term of this Lease).

     (A) Tenant shall default in the payment of any installment of rent or other sum herein specified to be paid by the Tenant and such default shall continue for thirty (30) days after written notice of payment due.

     (B) Tenant shall default in the observance or performance of any of Tenant's covenants, agreements, or obligations hereunder, and such default shall not be cured within thirty (30) days after the Landlord shall have given to Tenant written notice specifying such default or defauts, provided however, that if a failure under the Lease is of such a nature that it cannot be cured with thirty days, there shall be no default so long as the tenant shall commence the curing of the failure within such thirty-day period and shall thereafter promptly and diligently complete the curing of the same, or

     (C) without further possibility of appeal or review,

         1. Tenant is adjudicated a bankrupt or insolvent, or

         2. A receiver is appointed for all or substantially all of the Tenant's business or assets on the ground of Tenant's insolvency, or

         3. A trustee is appointed for Tenant after a petition has been filed for Tenant's reorganization under the Bankruptcy act of the United States, known as the Chandler Act, or any future law of the United States having the same general purpose, or

         4. Tenant shall make an assignment for the benefit of its creditors.

                  Then in any such event this Lease may be cancelled and terminated and in which event neither the Tenant nor any person claiming through or under the Tenant by virtue of any statute or of any order of any court shall be entitled to possession or to remain in possession of the leased premises but shall forthwith quit and surrender the premises and Landlord, in addition to the other rights and remedies the Landlord has by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent monies received by it from the Tenant or others in behalf of the Tenant.

         The Landlord may, at its option, relet the Lease property or any part thereof, as the agent of the Tenant, and the Tenant shall pay the Landlord the difference between the rent hereby reserved and agreed to be paid by the Tenant for the portion of the term remaining at the time of reentry or repossession and the amount, if any, received or to be received under such reletting for such portion of the term. The Landlord shall make every reasonable effort to relet the Premises so as to minimize Tenant's damages.

     20. LANDLORD'S RIGHT TO CURE DEFAULTS: Following thirty (30) days prior written notice to Tenant, Landlord shall have the right, but not the obligation, to cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorney's fees, in curing a default shall be paid by Tenant to Landlord on demand, together with interest thereon at the highest rate permitted by law, provided however that no notice to Tenant shall be required in case of emergency or to protect the real estate or Landlord's interest therein or prevent injury to persons or property.

     21. EFFECT QF WAIVERS OF DEFAULT: No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or obligation of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or obligation.

     22. SECURITY DEPOSIT: The Tenant shall pay $1,041.67 to the Landlord as a security deposit. Said amount shall be returned to the Tenant at the expiration of the Lease providing Tenant shall not then in any way be in default in the performance of any of the terms, conditions, covenants and agreements of this Lease.

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


     23. SURRENDER IN AS GOOD A CONDITION AS AT BEGINNING OF LEASE TERM: The Tenant shall on the last day of the term, or upon the sooner termination of the Lease, peaceably and quietly surrender the leased property in as good condition and repair as at the commencement of the term, with the reasonable or natural wear and tear and damage by casualty excepted.

     24. TENANT MAY REMOVE TRADE FIXTURES: The Tenant has the right to remove any trade fixtures which it installed at its own expense, if it can be done without damaging the realty at the end of the Lease.

     25. TERMS INURE FOR BENEFIT OF HEIRS: Heirs, successors and assigns of the Parties shall be bound by the terms and conditions of this Agreement.

     26. BROKERAGE: Landlord and Tenant agree to indemnify each other if a claim is brought claiming that it is owed a commission as a result if its dealing with the Landlord or Tenant.

     27. SIGNS: Tenant shall have the right to erect a sign after receiving written permission from the Landlord. Said permission shall not be unreasonably denied.

     28. REPAIRS: The Landlord will keep in good order, condition and repair the plumbing, electrical, lighting, heating, air conditioning and other mechanical equipment of the building, the heat pumps serving the premises, the roof and exterior of the building, the structural elements of the building and of the premises, and all common areas (including, without limitation, the parking facilities on the land) and all utility lines, wires, pipes, ducts and conduits and appurtenant equipment serving the building, shall keep any basement of the building dry and watertight, and shall be responsible for all other repairs except those required to be made by the tenant.

     29. WARRANTIES: It is agreed that no warranties or representations, either express or implied in law or in fact, have been made by Landlord, except as specifically herein stated. The Landlord warrants that it has full right and lawful authority to enter into this Lease, that it has good and marketable record title to the premises, and there is no deed restriction against the use of the premises for the tenant's proposed purposes.

     30. APPLICABLE LAW AND CONSTRUCTION: This Lease shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF the parties have hereunto affixed their hands and seals in execution hereof the day and year first above written.

TENANT:                                    LANDLORD:
-------                                    ---------

SPAULDING COMPANY, INC.                    JONSTAR REALTY CORPORATION


By /s/ Carmen DiMatteo                     By /s/ Alan R. Starr
  ---------------------------                ------------------------------


Signed, sealed and delivered in the presence of:

   /s/ Eugene Pawlowski                       /s/
   ---------------------------                ------------------------------

                  [DESCRIPTON OF WORCESTER FACILITY FLOOR PLAN]

                             [SPAULDING LETTERHEAD]


May 27, 1997


Mr. Alan R. Starr
President
Jonstar Realty Corporation
1075 Southbridge Street
Worcester, MA 01610


Dear Mr. Starr:

Thank you for your time in discussing our continuation of tenancy at 1075 Southbridge Street, Worcester, MA 0160 and the rental fee. We wish to exercise our lease option to renew as follows:

o Year 1          September 1, 1997 to August 31, 1998.
                  Rent to be payable in monthly installments on the first day of each month of $2,263.78, plus the increase specified in the lease based on the CPI and calculated by the landlord.

o Year 2          September 1, 1998 to August 31, 1999.
                  Rent to change per the lease agreement based on the CPI Adjustment.

o Year 3          September 1, 1999 to August 31, 2000.
                  Rent to change per the lease agreement based on the CPI Adjustment.


Sincerely,                                  N.B. Delivered by hand on
                                            May 27, 1997
                                            by:

/s/ Eugene Pawlowski                /s/ Eugene Pawlowski
------------------------            -----------------------------------
Eugene Pawlowski                    Eugene Pawlowski
Vice President

EP/ksf


                     MICROFILM PRODUCTS DIVISION & SERVICES
               INFORMATION & IMAGE MANAGEMENT SYSTEMS & SERVICES
                        OPTICAL DISC SYSTEMS & SERVICES
              ELECTRONIC IMAGING & AUDIO VISUAL PRODUCTS DIVISION
                    DRAFTING & ENGINEERING PRODUCTS DIVISION